SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report - March 31, 1998
                -------------------------------
               (Date of Earliest Event Reported)




                   Carpenter Technology Corporation
      ------------------------------------------------------
      (Exact Name of Registrant as specified in its charter)


       Delaware                      1-5828                    23-0458500
------------------------      ---------------------      -----------------------
(State of Incorporation)      (Commission File No.)      (IRS Employer I.D. No.)


        101 West Bern Street, Reading Pennsylvania, 19601
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             (Address of principal executive offices)



Registrant's telephone number, including area code:   (610) 208-2000

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Item 5.  Other Events.
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     On March 31, 1998, the Registrant commenced a public offering of its
Medium-Term Notes, Series B, in an aggregate amount of up to $198,000,000. The Notes, which can range in maturity from nine months to thirty years, are expected to be issued at 100% of their principal amount. The interest rate on each Note will be either a fixed rate established by the Registrant at the date of issue or a floating rate set forth in the Note and specified in a pricing supplement.

     The Registrant intends to use the proceeds from the offering to reduce outstanding short term borrowings which were incurred principally to finance the acquisition of Talley Industries, Inc.

     The Notes are offered on a continuing basis through J. P. Morgan Securities, Inc. and Credit Suisse First Boston Corporation.



Item 7.  Financial Statements and Exhibits.
         ---------------------------------

     (a) and (b)  None.

     (c) Exhibits:

            1.      Distribution Agreement dated March 31, 1998.

            4. Indenture dated January 12, 1994 between Carpenter Technology Corporation and U. S. Bank Trust National Association, formerly known as First Trust of New York, National Association, as successor Trustee is incorporated by reference to Exhibit 4(c) to Registrant's Form S-3 filed January 6, 1994.

           20.      Forms of Fixed Rate and Floating Rate Medium-Term Note,
                    Series B.

           99.      Press Release dated April 1, 1998.

                            SIGNATURES
                            ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: April 15, 1998                    CARPENTER TECHNOLOGY
                                        CORPORATION   (Registrant)



                                        By:      /s/John R. Welty
                                            ---------------------------
                                            John R. Welty
                                            Vice President
                                            General Counsel and Secretary